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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2006

NTK Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-126389	20-1934298
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. OTHER EVENTS

On April 14, 2006, Nortek, Inc. ("Nortek"), an indirect, wholly-owned subsidiary of NTK Holdings, Inc., announced that two newly formed, wholly-owned subsidiaries of CES Group, Inc., an indirect subsidiary of Nortek, have acquired substantially all of the assets of Huntair Inc. ("Huntair") and Cleanpak International, LLC ("Cleanpak"), manufacturers and suppliers of custom air handlers and related products for commercial and cleanroom applications. The aggregate purchase price for Huntair and Cleanpak consists of approximately $40 million of cash at closing, $10 million of two-year 6% subordinated notes, and contingent earnouts of up to $30 million in the aggregate. A copy of the press release is attached as Exhibit 99.1 of this Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release, dated April 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NTK HOLDINGS, INC.

By:      Edward J. Cooney
Name: Edward J. Cooney
Title:   Vice President and Treasurer

Date: April 14, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated April 14, 2006.